UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement
☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMCAP Fund
American Balanced Fund
American Funds College Target Date Series
American Funds Corporate Bond Fund
American Funds Developing World Growth and Income Fund
American Funds Emerging Markets Bond Fund
American Funds Fundamental Investors
American Funds Global Balanced Fund
American Funds Global Insight Fund
The American Funds Income Series
American Funds Inflation Linked Bond Fund
American Funds International Vantage Fund
American Funds Mortgage Fund
American Funds Multi-Sector Income Fund
American Funds Portfolio Series
American Funds Retirement Income Portfolio Series
American Funds Short-Term Tax-Exempt Bond Fund
American Funds Strategic Bond Fund
American Funds Target Date Retirement Series
American Funds Tax-Exempt Fund of New York
American Funds Tax-Exempt Series II
American Funds U.S. Government Money Market Fund
American High-Income Municipal Bond Fund
American High-Income Trust
American Mutual Fund
The Bond Fund of America
Capital Group Central Fund Series
Capital Group Central Fund Series II
Capital Group Completion Fund Series
Capital Group Conservative Equity ETF
Capital Group Core Balanced ETF
Capital Group Core Equity ETF
Capital Group Dividend Growers ETF
Capital Group Dividend Value ETF
Capital Group Fixed Income ETF Trust
Capital Group Global Equity ETF
Capital Group Global Growth Equity ETF
Capital Group Growth ETF
Capital Group International Core Equity ETF

Capital Group International Equity ETF
Capital Group International Focus Equity ETF
Capital Group New Geography Equity ETF
Capital Group Private Client Services Funds
Capital Group U.S. Equity Fund
Capital Income Builder
Capital World Bond Fund
Capital World Growth and Income Fund
Emerging Markets Equities Fund, Inc.
EUPAC Fund
The Growth Fund of America
The Income Fund of America
Intermediate Bond Fund of America
International Growth and Income Fund
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund
New World Fund, Inc.
Short-Term Bond Fund of America
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America
Washington Mutual Investors Fund
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Complex-Wide Shareholder Meeting and Proxy Campaign

Please read the Funds’ definitive proxy statement. The proxy statement contains important information. Each Fund will provide its definitive proxy statement or a notice of availability of proxy materials to shareholders as of the relevant record date. Each Fund’s definitive proxy statement and other related materials will also be available, without charge, on the Securities and Exchange Commission’s website. This document does not constitute a solicitation of any vote or approval.

To whom it may concern:

On November 25, 2025, Capital Group is holding a complex-wide special shareholder meeting and proxy campaign in accordance with the Investment Company Act of 1940. Shareholders or their representatives (e.g., plan sponsors, trustees) should have received proxy materials by email or mail from Computershare, an industry leader in running proxy campaigns that Capital Group engaged to manage this complex process. Each ballot includes a unique control number and security code, which Computershare uses to securely record votes. Shareholders will not be asked to provide personal information to vote. If shareholders question if communication is legitimate, they should contact Computershare directly at: (877) 514-4975.

The Investment Company Act of 1940 requires shareholders to elect at least two-thirds of board members. The vote is part of a routine governance cycle, with the last shareholder election in 2018. Shareholders or this representative are asked to elect the slates of board members for their respective funds.

Most* 1940 Act funds are included in the shareholder meeting. The agenda has three components:

•	Fund board member elections - all American Funds, American Funds Insurance Series® (AFIS) and Capital Group mutual funds and Capital Group exchange-traded funds.

•	Management fee change to asset-only structure – The Bond Fund of America® (BFA), The Tax-Exempt Fund of California® (TEFCA), American High-Income Municipal Bond Fund® (AHIM), Limited Term Tax-Exempt Bond Fund of America® (LTEX), The Tax-Exempt Bond Fund of America® (TEBF), American Funds Mortgage Fund® (AFMF), U.S. Government Securities Fund® (GVT), Intermediate Bond Fund of America® (IBFA), American Funds Tax-Exempt Fund of New York® (TEFNY) and American High-Income Trust® (AHIT).

•	Fund status change to non-diversified vote - American Funds Tax-Exempt Fund of New York (TEFNY).

*	Capital Group KKR Public-Private+ Funds are not included in this vote.

Additional information

The SEC requires funds to provide their shareholders with the opportunity to vote on items that require shareholder approval, and each proposal needs to meet a minimum threshold of total votes and votes in favor to pass.

Shareholders can expect to receive a separate ballot for each account and holding. After the initial voting materials are distributed, Computershare will initiate a call and mail campaign to solicit votes for funds that may be challenged to meet the minimum vote threshold. Shareholders will not receive calls or emails after they vote.

If you have questions or need additional information, please contact your Capital Group team member directly at: (ADD CONTACT INFORMATION HERE)

Thank you for your continued support of Capital Group | American Funds.

Investments are not FDIC-insured, nor are they deposits of or guaranteed by a bank or any other entity, so they may lose value.

For financial professional use only. Not for use with the public.

Investors should carefully consider investment objectives, risks, charges and expenses. This and other important information is contained in the fund prospectuses and summary prospectuses, which can be obtained from a financial professional and should be read carefully before investing.

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